Exhibit 99.2

SERVICE AGREEMENT

THIS AGREEMENT IS MADE BY AND BETWEEN:

*** ***********
*********
*********.
******

c/o Borden Ladner Gervais LLP
1900, 5209 – 3rd Avenue S.W.
Calgary, Alberta  T2P 0R3
Attention:  Allan Neilson
Phone:  403-232-9500
Fax:      403-266-1395

(hereinafter referred to as the Company - ***)
AND
TAMM OIL AND GAS CORP.
Suite 1120, 833 – 4th Avenue S.W.
Calgary, Alberta  T2P 3T5
Attention:  President
Phone:                      403-513-6113
Fax:     403-262-5118

(hereinafter referred to as the Company  - TAMM)
AND

COUGAR OIL AND GAS COMPANY INC.
Suite 1120, 833 – 4th Avenue S.W.
Calgary, Alberta  T2P 3T5
Attention:  President
Phone:                      403-262-8044
Fax:     403-513-2670

(hereinafter referred to as the Contractor).

WHEREAS as follows:

Cougar Oil and Gas Canada, Inc personal and support  systems were instrumental in prospect identification for the Manning projects.  For the duration of this agreement - iIn consideration for the work done to date for the mutual benefit of all parties on this project the parties have agreed that Cougar will provide “Operatorship” with all the responsibilities as defined by CAPL and ERCB, project management and implementation as authorized by the Joint CEC TAMM Operations Management Committee, geophysical services, engineering and accounting as required as defined by the following agreement.  Cougar will charge at cost for these services provided to the *** and TAMM and shall earn 5% working interest in the lands on the anniversary of the first year of this agreement. Cougar will continue with prospect development and analysis for the mutual benefit of the parties to this agreement.  Participation in each subsequent prospect shall be negotiated in good faith at time of acquisition.

IT IS AGREED as follows:

(a)	The Company is the owner or representative of the owner of the Lands as described in Schedule “F”.

(b)	The Owner is authorized to enter into this Agreement on behalf of itself and all other working interest owners of the Lands.

(c)	The Joint *** TAMM Operations Management Committee shall define the project goals and objectives. The Contractor shall make recommendations on work scope, duration and costs.

(d)	The Contractor will provide the services and conduct the operations relative to the Lands according to the terms and conditions set out in this Agreement.

(e)	Upon the first anniversary of this agreement, the Company shall transfer five (5%) working interest in the lands to the Contractor.

(f)
Upon earning, the Cougar shall join *** and TAMM in an operations and management committee for the joint benefit of all parties.  Cougar’s interest shall be tendered in any transaction should *** and TAMM decide to monetize any or all of the lands.

1.	INTERPRETATION

Definitions

In this Agreement

Administrative Procedures means the administrative procedures set out in Schedule C (Administrative Procedures).

AFE – Approval for Expenditure - shall form the basis for work done in this agreement.  – as set out in Administration Procedures.

Area of Mutual Interest has the meaning set out in the Confidentiality Agreement.

Business Day means any day of the week except Saturday or Sunday or any public holiday in Canada.

Canadian Dollars and $ denote the lawful currency of Canada.

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Compensation Terms means the terms set out in Schedule B  (Compensation Terms) on which the Contractor will be compensated in respect of the Services.

Confidentiality Agreement means the confidentiality agreement between the Company and the Contractor dated on or around the Effective Date, a copy of which is attached hereto as Schedule E (Confidentiality Agreement).

Effective Date means November 12, 2011.

Interest Rate means the prime rate of interest as quoted in respect of commercial  demand loans on the applicable day by the principal chartered bank in Canada used by Contractor plus two percent (2%) per annum

Services Provided means the Job, Roles and Services description set out in Schedule D (Services).

Scope of Work means the scope of work set out in Schedule A as of signing this agreement – additional work to be defined as project progresses (Scope of Work).

Term of Agreement – means twenty four months (24) from date of signing.

Construction

(a)		In this Agreement, unless the contrary intention appears, a reference to:

	(i)	a provision of a law is a reference to that provision as amended, extended, applied or re-enacted and includes any subordinate legislation;

	(ii)	a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement;

(iii)
a person includes any individual, company, body corporate, corporation, government, state or agency of a state, firm, partnership, joint venture, association, organization or trust (in each case, whether or not having separate legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists) and references to any person shall include its successors in title, permitted assigns and permitted transferees;

	(iv)	assets includes present and future properties, revenues and rights of every description;

	(v)	an authorization includes any authorization, consent, approval, resolution, licence, exemption, filing, notarisation or registration;

	(vi)	a party means a party to this Agreement, and parties means both of them;

(vii)
a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation; and

	(viii)	this Agreement or any other documents is a reference to this Agreement or that other document as amended, novated, restated, superseded or supplemented.

(b)		The index to and headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.
       .
2.              AGREEMENT

The parties agree to enter into an agreement under which the Contractor and/or third parties will provide the Services to the Company on this terms of this Agreement and the attached Schedules.

In the event that the Parties wish to continue their relationship with respect to the Lands at the  end of the one (1) year term under this Agreement, it is anticipated that the Parties will enter into more formal documentation in the form of a Joint Venture Agreement or Farmout Agreement, which shall govern their relationship from that point forward.

3.             SCHEDULES:

Schedule	“A”:	Scope of Work
Schedule	“B”:	Compensation Terms
Schedule	“C”:	Administrative Procedures
Schedule	“D”:	Services Provided
Schedule	“E”:	Confidentiality Agreement
Schedule	“F”:	the Lands

4.	CONTRACTOR WILL

(a)
as defined by CAPL and ERCB - act as the on-site operator of the Lands and perform all work and services ordinarily performed by any operator for the management and operation of the Lands, including the specific duties of Contractor described in Exhibit C;

(b)
conduct all operations relative to the Lands in a safe and competent manner, in compliance with accepted industry practices and all applicable laws, rules and regulations of any governmental authority having jurisdiction, including but not limited to the following: Occupational Health and Safety, Environmental, Workers' Compensation, Transportation of Dangerous Goods, Work Place Hazardous Materials Information System and Emergency Response Plans, as applicable;

(c)	place orders with suppliers and third party contractors, subject to the prior approval of Owner and consistent with and under an approved Authority for Expenditure ( see Administrative Procedures) ;

(d)	keep the lands free of all liens or claims arising from the performance of Contractor's obligations under this Agreement, except for liens or claims being contested diligently;

(e)	ensure that:

(i)	Contractor's personnel are trained and competent to perform their duties before commencing any projects relative to the Lands;

(ii)
subject to Sub Clause 3(b) and unless otherwise agreed, the operations meet or exceed Owner's health, safety, and environmental policies, standards, work practices and accident prevention regulations; and

5.	QUALIFICATIONS OF CONTRACTOR

If Contractor is not qualified to perform any service required to maintain the Lands, Contractor will either arrange to have third parties perform the service, subject to prior approval of Owner if required under Exhibit C, or advise Owner of the work or service required.

6.	UNSAFE CONDITIONS

Notwithstanding any other provision in this Agreement, Contractor shall not perform any duties hereunder at the request of the Owner, in Contractor’s opinion, is not in compliance with regulations.

7.	SEVERABILTIY

If a term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction that will not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Agreement.

8.	AMENDMENTS

This Agreement may only be amended by written agreement of both parties.

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9.	COUNTERPARTS

This Agreement may be executed in any number of counterparts.  This has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada.

11.	JURISDICTION

(a)	The Canadian courts have exclusive jurisdiction to settle any dispute in connection with this Agreement.

(b)
The Canadian courts are the most appropriate and convenient courts to settle any such dispute and the parties waive objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with this Agreement.

IN WITNESS whereof each party hereto has executed this Agreement on the date which appears in the relevant execution block for that party below.

For and on behalf of  *** ***********

At the City of _______________, on the 12 day of November, 2011

Signature:   _____________________________Witness: _________________________

Name: _____________________________

Title: ______________________________

For and on behalf of TAMM OIL AND GAS CORP.

At the City of Calgary, on the 12th day of November, 2011

Signature: ___________________________ Witness: ____________________________

Name: _____________________________

Title: ______________________________

For and on behalf of COUGAR OIL AND GAS CANADA INC.

At the City of Calgary, on the 12th day of November, 2011

Signature: ___________________________ Witness: ____________________________

Name: _____________________________

Title: ______________________________

SCHEDULE “A”

Attached to and forming part of a
Services Agreement, effective November 12, 2011
between *** ***********
TAMM Oil and Gas Corp and Cougar Oil and Gas Canada Inc.
To be defined by the Joint CEC TAMM Operations Management Committee

CURRENT SCOPE OF WORK

Project	Work Program	Summary	Estimated Cost	Duration	Deliverables
Manning – Block ‘A’	FEED AFE for 2 new Manning locations	Complete front end and permitting work for 2 new Elkton/Debolt core/test assessment oil wells. Work will include surveying, trapper and First Nation consultations, environmental pre-site and sump/water assessments, land work for access roads, lease sites and borrow pits. Emphasis on core execution and recovery, open hole logging and setting up sites for completion/test/future work.	$200,000	120 days	Fully approved MSL and LOC permits including borrow pit approvals, Drilling permits from the ERCB. Detailed cost and schedule estimates for remainder of drilling field work.

Manning – Block ‘A/B’	Contingent Resource Report	Ongoing discussions with Chapman to prepare for upgrading of current resource evaluation. Confirmation of data required to advance to Contingent Resource status. Open discussions with possible alternate lab/evaluation group such as Norwest to discuss additional feasibility study and resource report options.	$75,000	Ongoing	Mutually agreed work program consisting of report preparation and feasibility study preparation immediately incorporating data from future Manning work programs
Manning – Block ‘C’	Data Evaluation and Resource Evaluation	Block ‘C’ - all the work will focus on evaluating all available data for further scoping of Elkton/Debolt and Bluesky oil prospects. Review public trade seismic data and acquire lines that have been identified as contributors to the definition of the heavy oil prospects. Include Elkton/Debolt in evaluation of PIIP on these proprieties and upgrade to contingent reserves	$250,000	75 days	Acquisition and analysis of trade seismic – resulting in Detailed work program info which may include shooting or acquiring seismic and/or coring and drilling. Adjacent land sale recommendations.
AMI areas	Land Sale	Evaluate based on seismic – post adjacent land prior to drilling program results becoming public	$500,000 budget est only.	160 days	Fill in gaps on land schedules based on geology and maximize PIIP with view to recoverable reserves.
Manning – Block ‘A’	Drilling AFE – 2 new locations	Based on FEED engineering AFE deliverables	$2,300,000 budget est. only.	160 days	2 wells drilled and cored, completed and equipped for testing.

Additional projects to be defined by the Joint *** TAMM Operations Management Committee

SCHEDULE “B”

Attached to and forming part of a
Services Agreement, effective November 12, 2011
between *** ***********
And TAMM Oil and Gas Corp. and Cougar Oil and Gas Canada Inc.

COMPENSATION TERMS

Rates detailed below are

Cougar Oil and Gas Management Team

William Tighe -	$	****
Glenn Watt	$	****
Richard Carmichael	$	****
Steven Peter	$	****

Accounting	$	****
Land Administration	$	****
CAPL Land Man	$	****
General Administration	$	***

Geological Workstation	$	***
Landrite Workstation	$	****

Third Party Expenses at cost +10%

Travel time will be allocated on an 8 hr day – e.g. maximum billing for travel will be 8 hrs/ day.

Overhead for office and general administration, vacations and statutory holiday costs are included in the base hourly rate.

Rates quoted are for the 6 month period, October 1, 2011 to March 31, 2012.

SCHEDULE “C”

Attached to and forming part of a
Services Agreement, effective November 12, 2011
between *** ***********
and TAMM Oil and Gas Corp. and Cougar Oil and Gas Canada Inc.

Administrative
Procedures

TABLE OF CONTENTS

Section	Title	Page
1.0	Purpose	3
2.0	Invoices	3
3.0	Payment	3
4.0	Notice	4

Updated – 2011 10 03

1.0	Purpose

The purpose of this document is to outline procedural issues and requirements, which both parties, shall follow in the course of the performance of this Agreement.

2.0	AFE

Approval for Expenditure Documents shall form the basis for all work done in this agreement.  As soon as a project is identified over $10,000 Cdn – a scoping AFE is to be developed for review, development and approval – before any further commitments are made.  Unless otherwise agreed to all AFEs must be of +/- 10% quality before being approved. No commitments on behalf of CEC or to third party contractors shall be made without an approved AFE.  It is understood by both parties that cost overrun and underrun are not beneficial to the overall business plan and reasonable efforts will be made to keep expectations aligned so that schedules, technical or commercial project changes do not result in under or over runs. The Contractor acknowledges that overruns of AFE’s greater than 10% without approved supplemental AFE’s are at the Contractors risk.

3.0        Invoices

Contractor shall prepare and submit invoices for payment in the same currency as that used in this Agreement. Foreign currencies shall be converted to the same currency as that used in this agreement at the exchange rate quoted by the Royal Bank of Canada on the day the expense had been incurred.

All invoices shall clearly reference this Agreement, by including the agreement number, in the form “Service Agreement – _________”.

Invoices shall show the details and total amount for services separate from the details and total amount for allowable expenses.

Cash Call Notices will be issued upon signing of each AFE – all AFE’s under $100,000 and less than 60 days in duration will be cash called in full with no progress invoices.  Any AFE’s over that amount and with longer duration will be progress billed monthly with an projected monthly cash draw projected with the Cash Call Notice.

Monthly Progress Invoices shall be issued within 10 days of that month end to be accompanied with progress reports, with sufficient detail to assess status of the work being done.  As a minimum the report for each AFE shall include actual costs vs projected costs and schedules, status of major milestones – projections shall include critical deliverables in next 60 days. Payment will be withheld if reports are insufficient.

Contractor shall invoice for Goods and Services Tax (GST) separately and in accordance with the applicable government regulations.  The invoice shall clearly indicate  GST numbers assigned to Contractor.

Contractor shall submit the original invoice on or about the first day of every month, with all necessary supporting documentation, and a copy of the original invoice and supporting documentation and should be submitted, for payment to:

*** ***********
*****
*****.
*****.

c/o Borden Ladner Gervais LLP
1900, 5209 – 3rd Avenue S.W.
Calgary, Alberta  T2P 0R3
Attention:  Allan Neilson
Phone:  403-232-9500
Fax:      403-266-1395

TAMM OIL AND GAS CORP.
Suite 1120, 833 – 4th Avenue S.W.
Calgary, Alberta  T2P 3T5
Attention:  President
Phone: 403-513-6113
Fax: 403-262-5118

3.0        Payment

Invoice payment terms of Company for such services are "Net 30 days".  This means that the total shown on the invoice is to be paid within 30 days from receipt of the invoice, correct in all respects.

If Company disputes an item on an invoice, Company shall, within five (5) days of receipt of the invoice, notify Contractor in writing of the item under dispute, specifying the reason for the dispute.  Company will withhold the amount of the item under dispute until settlement of the dispute.  All undisputed amounts will be paid in accordance with this Agreement.  Should Company fail to notify Contractor of an item which Company disputes within the allowed five day period, all items on the invoice will be considered acceptable to Company as invoiced.

Company will make payment to Contractor by means of electronic transfer directly to the bank account of Contractor or by check, at the option of Company.  Contractor shall notify Company in writing of its preference in this regard and the appropriate information to allow Company to act accordingly.

In the event that Company does not pay the undisputed amount within the allowed thirty days, interest shall be charged at a rate of 1.5% per month, or part thereof, from the date the invoice is received by Company until the date of actual payment.

4.0        Notice

All correspondence shall clearly reference this Agreement, by including the agreement number, in the form “Service Agreement – ------------”.

All correspondence regarding this Agreement for the supply of services shall be directed as follows:

To Company at:
*** ***********
*****
*****
*****

c/o Borden Ladner Gervais LLP
1900, 5209 – 3rd Avenue S.W.
Calgary, Alberta  T2P 0R3
Attention:  Allan Neilson
Phone:  403-232-9500
Fax:      403-266-1395
To Company at:
TAMM OIL AND GAS CORP.
Suite 1120, 833 – 4th Avenue S.W.
Calgary, Alberta  T2P 3T5
Attention:  President
Phone:                      403-513-6113
Fax:     403-262-5118

To Contractor at:

COUGAR OIL AND GAS CANADA, INC
Suite 1120, 833 4th Ave SW
Calgary Alberta
T2P 3T5

Attention – CFO

SCHEDULE “D”

Attached to and forming part of a
Services Agreement, effective November 12, 2011
*** ***********
And TAMM Oil and Gas Corp and Cougar Oil and Gas Canada Inc.

SERVICES PROVIDED

Description of Services Provided – Calgary based services with nominated individuals

Administrative

Project Management – W Tighe
Accounting and Reporting – Myles/ Richard
Consumables - in-house
Software- Landrite, Geoscout, Qbyte, Seisware
Land – Regulatory & Land Broker Liaison – Arlene Hamilton
Land Administration –  Land Rite – Barb Krumm

Engineering and Geophysical

Engineering – facilities – in house and 3d party
Engineering – drilling and completions – Glenn Watt
Geology – Steven Peter
Mapping and Seismic – in-house and 3d party
3d party Geophysical Services
Geophysics – 3D party

3D Party Services

Accounting – in-house and 3d party
Direct Billed Services
Legal - BLG
3D party Geophysical services
Feasibility studies – Chapman Petroleum  Engineering
Reserve analysis – Chapman and GLJ

Other – office services if required
Dedicated office if required c/w phone/fax and forwarding systems
Filing, network and internet connections, printers, copiers etc.

SCHEDULE “E”

Attached to and forming part of a
Services Agreement, effective November 12, 2011
between *** ***********
And TAMM Oil and Gas Corp. and Cougar Oil and Gas Canada Inc.

CONFIDENTIALITY AGREEMENT
THIS AGREEMENT has been entered into as of November 12, 2011 between:

*** ***********, a corporation with an office located in Calgary, Alberta (hereinafter referred to as "***")

and

TAMM Oil and Gas Corp., a corporation with an office located in Calgary, Alberta (hereinafter referred to as "TAMM")

and

 COUGAR OIL AND GAS CANADA INC., a corporation with an office located in Calgary, Alberta (hereinafter referred to as "Cougar")

WHEREAS the Cougar will be providing certain services to *** and TAMM relative to review and analysis of certain assets of ***, comprising the Manning properties in Township 91, Range 22, W5M, in conjunction with a proposed joint venture or farmout of such assets (the "Transaction"), and in conjunction therewith both Parties will be reviewing information which is confidential, non-public or proprietary, or is not otherwise available to it;

AND WHEREAS *** and TAMM and Cougar wish to establish the terms and limitations upon which each Party will disclose such information to the other;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties hereto covenant and agree with each other as set forth below.

1.	Definitions: In this agreement, unless the context otherwise requires, the following terms shall have the meanings set forth below:

"Confidential Information" means all information furnished (orally, in writing or in electronic form or any other form) by or on behalf of each Party or its Representatives and all analyses, compilations, studies, documents or records prepared by the Cougar or its Representatives containing, reflecting, generated from or based upon, in whole or in part, any such furnished information, but shall not include information which:

(a)	was or becomes generally available to the public other than as a result of disclosure by the Cougar or its Representatives;

(b)
was or becomes available to the Cougar on a non-confidential basis from a  source other than each Party or its Representatives, provided that such source is not to that Party’s knowledge (and being aware of no reasonable basis for determining otherwise) bound by a confidentiality agreement with either Party or otherwise prohibited from transmitting the information to the the other Party, its Representatives by a contractual, legal or fiduciary obligation; or

(c)
was, as evidenced by its records, within the Party’s knowledge or possession prior to being furnished to each other, provided that the source of such information was not bound by a confidentiality agreement with either Party or any of its Representatives or otherwise prohibited from transmitting the information to the other Party or its Representatives by a contractual, legal or fiduciary obligation;

"Notices" shall have the meaning set out in paragraph 11 hereof;

"Representatives" means directors, officers, employees, agents or advisors (including, without limitation, lawyers, accountants, consultants, bankers and financial advisors and any directors officers, employees, agents or advisors thereof) of a Party;

"Party" means either *** and TAMM or Cougar, as applicable.

2.
Confidentiality and Use.  The Parties acknowledge that the information contained in the Confidential Information is confidential and proprietary.  Confidential Information relative to the Lands in Township 91, Range 22, W5M, whether furnished before or after the date of this agreement and regardless of the manner or form in which it is furnished, shall be kept in strict confidence in accordance with the provisions of this agreement and each Party and its Representatives shall take all commercially reasonable precautions to safeguard the Confidential Information from disclosure to anyone other than as permitted hereby.  The Parties agree that any Confidential Information received will be used solely for the purpose of conducting a review and analysis of CEC’s Manning properties in conjunction with the Transaction, and will not be disclosed to any person by either Party or its Representatives; provided, however, that (i) any of the information contained in the Confidential Information may be disclosed to either Party’s Representatives who need to know such information for the purposes set out herein (but only to the extent a particular Representative needs to know same) and (ii) any disclosure of such information may be made to which the Parties consent to in writing.  The Parties shall be responsible for any breach of this agreement by any of its Representatives which occurs while such Representative is employed or is directly or indirectly under contract to either Party.  The Parties agree, at their  sole expense, to take all commercially reasonable measures (including but not limited to court proceedings) to restrain its Representatives from prohibited or unauthorized disclosure or use of the Confidential Information.

3.
Transaction Confidentiality.  In addition, without the prior written consent of both Parties, each Party will not, and will direct its Representatives not to, disclose to any person which is not obligated by this Confidentiality Agreement, or one of its Representatives (i) that the Confidential Information has been made available to either Party, or its Representatives, or (ii) that the Parties are undertaking a review and analysis of such Confidential Information for the purposes set out herein, unless and only to the extent that disclosure is required to be made under Canadian or United States laws (including pursuant to any court order) or applicable stock exchange regulation, provided that the Parties shall advise each other of any such proposed disclosure and consult with the other Party prior to disclosure of any Confidential Information.  The Parties agree not to, and not to permit any of its Representatives to, contact, either directly or indirectly any officers, employees, affiliates, customers or suppliers of either Party with respect to any of the information contained in the Confidential Information, or otherwise with respect to the business of either Party, except as may be arranged by or through the Parties.

4.
Compelled Disclosure.  In the event that either Party, or anyone to whom the either Party transmits the Confidential Information pursuant to this agreement becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, the Parties will provide each other with prompt written notice so that they may seek a protective order or other appropriate remedy or waive compliance under the provisions of this agreement.  In the event that such protective order or other remedy is not obtained, or that the Parties waive compliance with any provisions of this agreement, each of the Parties or its Representatives will furnish only that portion of the Confidential Information that is legally required and that Party will exercise its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.

5.
No Representation or Warranty.  Although each Party shall endeavor to include in the information provided to the other Party those materials that are believed to be reliable and relevant for purposes of the review and analysis, the Parties hereto understand and acknowledge that any and all information contained in the Confidential Information is being provided to it without any representation or warranty, express or implied, on the part of either Party or its Representatives as to the accuracy or completeness of the Confidential Information, or that any financial or operating projections or forecasts included therein have been made in conformity with any requirements of securities regulatory authorities or accounting standards.  The Parties agree that neither Party or its Representatives shall have any liability to the other Party or any of its Representatives resulting from the use of the Confidential Information.

6.
Injunctive Relief.  It is understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement and that either Party shall be entitled to specific performance and injunctive or other relief as a remedy for any such breach by either Party or its Representatives and either Party, as such, further agrees to waive any requirement for the deposit of security or posting of any bond in conjunction with such remedy.  Such remedy shall not be deemed to be the exclusive remedy for breach of this agreement, but shall be in addition to all other remedies available at law or equity to either Party.  No failure or delay by either Party in exercising any right, power or privilege under this agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise of any right, power or privilege hereunder.

7.
Indemnity.  The Parties agree to indemnify and hold harmless the other Party against all claims, liabilities, damages, losses (including lost profits), costs and expenses of any nature whatsoever (including legal fees, charges and disbursements on an as between a solicitor and his own client basis) resulting from the use or disclosure of the Confidential Information by such Party or its Representatives in contravention of the provisions of this agreement.

8.
Legal Obligations Regarding Confidential Information.  The Parties acknowledge and agree, and will ensure that each Representative acknowledges and agrees, that: (i) certain of the Confidential Information may constitute material facts that have not been generally disclosed within the meaning of applicable securities laws; (ii) each Party and each Representative should consider themselves in a special relationship with the other Party by virtue of the acquisition of the Confidential Information pursuant to this agreement; and (iii) each of the Parties and each Representative will comply with all applicable securities law in such regard, including, without limitation, that either Party and the Representatives will not make use of any Confidential Information in connection with any trade of securities of the other Party or communicate such information to any other persons ("special relationship" and "material fact" having the same meanings in this paragraph as under the Securities Act (Alberta)), except as permitted by applicable securities laws.

9.
Prohibited Transactions.  During the period commencing on the date of this agreement and terminating at the end of the twelfth calendar month following the date hereof, the Parties shall not, except with prior written consent of the other Party:

(a)	acquire or agree to acquire, or make any proposal to acquire, in any manner, directly or indirectly, any securities, property or other assets of the other Party or any subsidiary of the other Party;

(b)	commence an offer of any nature or kind whatsoever for any securities or property of either Party or of any subsidiary of either Party, including, without limitation, a tender or exchange offer;

(c)
solicit proxies from holders of securities of either Party or form, join or in any way participate with a "control person" (as such term is defined under the Securities Act (Alberta)) with respect to the equity of either Party or of any affiliate or associate of either Party;

(d)
engage in any discussions or negotiations, conclude any understandings or enter into any agreement, or otherwise act in concert, with any third Party to propose or effect; any takeover bid, amalgamation, merger, arrangement or other business combination, with respect to either Party or any subsidiary of either Party or substantially all of the assets of either Party or to propose or effect any acquisition or purchase of any assets of either Party;

(e)
solicit, directly or indirectly, any person currently employed or retained on a full time basis by or with either Party or any of its subsidiaries, excluding any such person whose employment or retention thereby is terminated after the date hereof; provided that "solicit" shall not include the solicitation of any such person by advertising in a newspaper or periodical of general circulation or by an employee or executive search firm acting on behalf of the Cougar which it did not instruct or encourage such solicitation;

(f)	institute any shareholder proposal in respect of either Party or otherwise attempt to influence or control the conduct of the security holders of either Party; or

(g)           take any action in furtherance of any of the foregoing.

Notices.  All notices, requests, demands, consents, approvals or other communications ("Notices") required or permitted under the terms and provisions hereof shall be in writing and shall be delivered by hand to a responsible officer of the addressee or sent by facsimile device (with a copy thereof to be sent by mail forthwith thereafter) addressed:

if to ***
c/o Borden Ladner Gervais LLP
1900, 5209 – 3rd Avenue S.W.
Calgary, Alberta  T2P 0R3
Attention:  Allan Neilson
Phone:  403-232-9500
Fax:      403-266-1395

If to TAMM

TAMM OIL AND GAS CORP.
Suite 1120, 833 – 4th Avenue S.W.
Calgary, Alberta  T2P 3T5
Attention:  President
Phone: 403-513-6113
Fax: 403-262-5118

and if to Cougar,

Suite 1120, 833 – 4th Avenue S.W.
Calgary, Alberta  T2P 3T5
Attention:  President
Phone: 403-262-8044
Fax: 403-513-2670

or to such other address or fax number, or to such other addressee, as a Party shall from time to time notify the other Party in accordance with this paragraph 11.  Any Notice so given or made shall be conclusively deemed to have been given and received when delivered by hand or, if sent by facsimile (with transmission confirmed) prior to 4:00 p.m. (based on the Cougar’s time zone) on a business day, on the date of such sending (failing which it shall be deemed to have been received on the next business day).

10.	Headings, Etc. The division of this agreement into paragraphs and schedules and the insertion of headings are for convenience of reference only and shall not affect the interpretation hereof.

11.
Term.  This agreement shall remain in full force and effect for a period of one year from the date hereof (notwithstanding that the Confidential Information may have been returned or copies or other reproductions thereof destroyed prior to the expiration of such period) and thereupon shall terminate, provided that termination of this agreement will not affect the rights of *** pursuant to the indemnity provisions hereof.

12.
Governing Law.  This agreement shall be governed by the laws of the Province of Alberta and the laws of Canada applicable herein, without giving effect to the principles of conflicts of laws thereof and the undersigned hereby:

(a)	irrevocably submits and attorns to the jurisdiction of the Courts of the Province of Alberta in respect of any matter arising hereunder or connection herewith;

(b)
waives all right to object to jurisdiction of such courts in any legal action or proceeding relative to this letter agreement or the transactions contemplated hereby or execution of any judgment, order or decree issued in or as a result of any such action, suit or proceeding which they may now or hereafter have by reason of domicile or otherwise;

(c)	waives any objection to the layings of venue in such courts of any of the aforesaid actions, suits or proceedings arising out of or in connection with this agreement;

(d)	waives and agrees not to plead or claim that any action, suit or proceeding in such courts has been brought in an inconvenient forum; and

(e)	waives any right they may have to, or to apply for, trail by jury in connection with any matter, action, proceeding, claim or counterclaim arising out of or relating to this letter agreement.

13.	Entire Agreement. This agreement constitutes the entire agreement and understanding between the Parties relating to the subject manner herein and merges all prior discussions between the Parties.

14.	Amendments. No amendment or modification of this agreement will be effective unless in writing and signed by both Parties.

15.
Severability.  If any provision of this agreement is unenforceable or invalid for any reason, in whole or part, the unenforceability or invalidity thereof shall not effect the enforceability or validity of any other provision in this agreement and all provisions of this agreement shall be construed so as to preserve the enforceability thereof.

16.	Successors and Assigns. This agreement shall be binding upon the respective successors and assigns and other legal representatives of the Parties.

17.	Further Assurances. The Parties agree to execute any such other documents required to carry out the terms of this agreement.

18.
Counterpart Execution.  This agreement may be executed in counterpart, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  A facsimile copy of an executed counterpart signature page will be as valid as an originally executed counterpart for purposes of executing this agreement.

IN WITNESS WHEREOF this agreement has been executed and delivered by the duly authorized officers of each of the Parties hereto as of the date first written above.

*** ***********	TAMM Oil and Gas Corp.

___________________________________	___________________________________
Per:	Per:

Name & Title:	Name & Title:

Cougar Oil and Gas Canada Inc.

___________________________________
Per:

Name & Title:  __________________________________

SCHEDULE “F”

Attached to and forming part of a
Services Agreement, effective November 12, 2011
between *** ***********
and TAMM Oil and Gas Corp and Cougar Oil and Gas Canada Inc.

THE LANDS

Title Document	Lands	Working Interest	Encumbrances

Alberta Crown Oil Sands Development Lease No. 7411040291 Expiry: April 21, 2026
91-22 W5M: Secs. 1; 2; 3; 4; 5; 6; 7; 8; 9; 10; 11; 12; 13; 14; 15; 16; 17; 18; 19; 20; 21; 22; 23; 24; 25; 26; 27; 28; 29; 30; 31; 32; 33; 34; 35; 36.
Oilsands below Top of the Peace River to Base of the Pekisko

		***100%	Crown S/S
Alberta Crown Oil Sands Development Lease No. 7408100382 Expiry: October 2, 2023	91-23 W5M: Secs. 14 & 23 Oilsands below Top of the Peace River to Base of the Pekisko	***100%	Crown S/S
Alberta Crown Oil Sands Development Lease No. 7411070001 Expiry: July 14, , 2026	91-23W5: 13, 24, 25, 26, 34;35 Oilsands below Top of the Peace River to Base of the Pekisko	*** 100%	Crown S/S
Alberta Crown Oil Sands Development Lease No. 7411070002 Expiry: July 14, , 2026	91-23W5: 15, 22, 27, 28, 32, 33 Oilsands below Top of the Peace River to Base of the Pekisko	*** 100%	Crown S/S
Alberta Crown Oil Sands Development Lease No. 7411070003 Expiry: July 14, , 2026	91-23W5: 36 92-23W5: 1, 2, 11, 12 Oilsands below Top of the Peace River to Base of the Pekisko	*** 100%	Crown S/S
Alberta Crown Oil Sands Development Lease No. 7411070004 Expiry: July 14, , 2026	92-23W5: 3, 4, 5, 8, 9, 10 Oilsands below Top of the Peace River to Base of the Pekisko	*** 100%	Crown S/S

Title Document		TAMM Working Interest	Encumbrances
AB Oilsands Lease 7408050004	T089-24W5: 35-36 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB Oilsands Lease 7408010280	T090-24W5: 31-34 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB Oilsands Lease 7408010281	T090-24W5: 35-36 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB PNG Lease 0508050669	T090-25W5: 13-15;22-26 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB Oilsands Lease 7408010282	T091-23W5: 18 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB Oilsands Lease 7408010283	T091-24W5: 3-7 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB Oilsands Lease 7408010284	T091-24W5: 8-10;18 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB Oilsands Lease 7408010285	T091-24W5: 15-17 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB Oilsands Lease 7408010286	T091-24W5: 21-22 Oil Sands below Top of the Peace River (D00040) to Base of the Pekisko (D00174)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB PNG Lease 0508050464	T091-25W5: 1;11-14 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB PNG Lease 0508050465	T091-25W5: 20-21;28-29;32 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat
AB PNG Lease 0508050671	T091-25W5: 22-27 P&NG from Surface to Base of the Banff (D00255)	100%	Crown S/S, plus 0.5% GORR - Canadian Wildcat